UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2017

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 9, 2017, the board of directors of TransDigm Group Incorporated fixed the number of directors at 11 and elected Gary E. McCullough and David A. Barr to the board of directors to fill the newly created vacancies. The board of directors has determined that Mr. McCullough and Mr. Barr are independent under applicable listing standards of the New York Stock Exchange and the rules and regulations of the Securities Exchange Commission. Mr. McCullough has been appointed to the Company’s Audit Committee and Mr. Barr has been appointed to the Company’s Nominating and Corporate Governance Committee.
Mr. McCullough has served as an investor and advisor to Abundant Venture Partners, a Chicago-based venture capital company, and to various other early stage companies since 2012. Mr. McCullough was Chief Executive Officer of Advertising Resources, Inc., a private company that provides design and packaging co-manufacturing and logistics for consumer package goods companies, from 2014 until its sale in 2017. Mr. McCullough was deemed to be a valuable to the Board because of his public company leadership and public board experience. Mr. McCullough was previously President and Chief Executive Officer and served on the Board of Directors of Career Education Corporation, a publicly traded education services company, as well as serving in management positions with increasing responsibility at Ross Products, Abbott Laboratories, Wm. Wrigley Jr. Company and The Procter & Gamble Company. In addition to his service on the Board of Directors of Career Education Corporation, Mr. McCullough served on the Board of Directors of The Sherwin Williams Company from 2002 - 2011, where he served on the Audit Committee during his entire tenure and served as the Audit Committee Chair during 2011.
Mr. Barr was affiliated with Warburg Pincus LLC, a private equity fund, from 2000 - 2017, where he served as Managing Director since 2001 and as Co-Head of its Industrial and Business Services Team and member of its Executive Management Group.  Mr. Barr was deemed valuable to the Board because of his extensive public company board experience, as well as enhancing the Board’s private equity approach.
Neither Mr. McCullough nor Mr. Barr is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. McCullough or Mr. Barr and any other person pursuant to which either was selected as a director. Messrs. McCullough and Barr will receive compensation for their services on the Company’s board of directors in accordance with the Company’s standard compensation arrangements for non-employee directors as set forth on pages 9-10 of the Company’s proxy statement for its 2017 annual meeting.
The press release announcing the election of Messrs. McCullough and Barr to the Company’s board of directors is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Press Release dated October 11, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance M. Paradie
Terrance M. Paradie
Executive Vice President and
Chief Financial Officer
Date: October 11, 2017

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 11, 2017.